Item 77C
Morgan Stanley Select Dimensions Investment Series
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the Fund
was scheduled in order to vote on the proposals set forth below.
The meeting was held on August 1, 2006, and results were as
follows:

(1) Election of Trustees:

                                    For     Withhol  Absta  BNV*
                                               d      in
Frank L.                         172,417,8  5,051,6      0      0
Bowman.................                 85       49
Kathleen A.                      172,522,5  4,946,9      0      0
Dennis..................                52       82
James F.                         172,357,8  5,111,6      0      0
Higgins..................               86       48
Joseph J.                        172,317,5  5,151,9      0      0
Kearns..................                54       80
Michael F.                       172,323,8  5,145,6      0      0
Klein...................                70       64
W. Allen                         172,301,1  5,168,3      0      0
Reed....................                49       85
Fergus                           171,961,3  5,508,2      0      0
Reid.....................               31       03

(2) Eliminate certain fundamental investment restrictions:

                   Portfolio       For     Against  Abstain  BNV*
   Eliminate    American        10,959,53  503,930  511,014      0
  fundamental   Opportunities           2
    policy
restricting the
  Portfolio's
  ability to
 pledge assets
                Balanced        4,697,256  166,805  193,137      0
                Growth
                Capital         2,992,628  119,167  129,438      0
                Opportunities
                Developing      2,161,964   94,091   90,390      0
                Growth
                Dividend        15,243,64  635,805  601,415      0
                Growth                  8
                Equally         7,292,374  488,080  325,948      0
                Weighted S&P
                500
                Flexible        7,468,206  241,702  265,096      0
                Income
                Global Equity   3,713,619  163,293  124,750      0
                Growth          2,688,067  215,997  134,858      0
                Money Market    103,563,1  4,891,6  3,576,7      0
                                       56       18       53
                Utilities       2,922,207  119,946  173,644      0
 Eliminate the  American        10,969,54  507,917  497,014      0
  fundamental   Opportunities           5
    policy
  restricting
 purchases of
 securities on
    margin
                Balanced        4,728,109  128,768  200,321      0
                Growth
                Capital         3,008,707  105,635  126,891      0
                Opportunities
                Developing      2,156,086   92,085   98,275      0
                Growth
                Dividend        15,115,92  708,919  656,020      0
                Growth                  8
                Equally         7,275,231  507,518  323,654      0
                Weighted S&P
                500
                Flexible        7,455,780  276,354  242,870      0
                Income
                Global Equity   3,709,159  179,592  112,911      0
                Growth          2,692,257  235,914  110,751      0
                Money Market    103,673,3  5,556,5  2,801,5      0
                                       83       83       62
                Utilities       2,914,100  119,257  182,440      0

 Eliminate the   American        10,998,78  435,035  540,661     0
  fundamental    Opportunities           0
    policy
  prohibiting
investments in
 oil, gas, and
other types of
  minerals or
mineral leases
                 Balanced        4,769,837  116,013  171,348     0
                 Growth
                 Capital         2,961,361  122,573  157,298     0
                 Opportunities
                 Developing      2,151,458   92,487  102,500     0
                 Growth
                 Dividend        15,330,38  556,164  594,317     0
                 Growth                  6
                 Equally         7,311,258  475,245  319,899     0
                 Weighted S&P
                 500
                 Flexible        7,505,202  220,069  249,733     0
                 Income
                 Global Equity   3,726,775  140,440  134,447     0
                 Growth          2,723,554  206,925  108,442     0
                 Money Market    104,474,6  4,617,1  2,939,7     0
                                        90       29       09
                 Utilities       2,971,442  104,743  139,613     0
 Eliminate the   American        11,033,07  403,497  537,904     0
  fundamental    Opportunities           5
    policy
  prohibiting
investments for
  purposes of
  exercising
    control
                 Balanced        4,787,743  104,027  165,428     0
                 Growth
                 Capital         2,977,434  116,500  147,299     0
                 Opportunities
                 Developing      2,175,069   77,946   93,430     0
                 Growth
                 Dividend        15,290,45  618,390  572,020     0
                 Growth                  6
                 Equally         7,306,297  493,211  306,894     0
                 Weighted S&P
                 500
                 Flexible        7,618,962  135,694  220,348     0
                 Income
                 Global Equity   3,727,821  135,549  138,292     0
                 Growth          2,731,583  203,537  103,802     0
                 Money Market    104,685,4  4,363,8  2,982,2     0
                                        97       08       22
                 Utilities       2,943,429  117,991  154,377     0
 Eliminate the   American        11,028,57  402,377  543,521     0
  fundamental    Opportunities           8
    policy
   regarding
investments in
  unseasoned
   companies
                 Balanced        4,724,435  106,272  226,490     0
                 Growth
                 Capital         2,994,785  135,141  111,308     0
                 Opportunities
                 Developing      2,151,341   77,912  117,192     0
                 Growth
                 Dividend        15,273,26  587,968  619,636     0
                 Growth                  2
                 Equally         7,368,479  468,436  269,486     0
                 Weighted S&P
                 500
                 Flexible        7,474,325  260,095  240,584     0
                 Income
                 Global Equity   3,741,364  138,963  121,335     0
                 Growth          2,717,952  206,703  114,268     0
                 Utilities       2,951,024   97,525  167,248     0
 Eliminate the      Flexible     7,586,091  168,565  220,348     0
  fundamental        Income
    policy
   regarding
mortgage-backed
  securities

(3) Modify certain fundamental investment restrictions:

                   Portfolio       For     Against  Abstain  BNV*
    Modify       American       11,080,99  404,672  488,807      0
  fundamental    Opportunities          7
    policy
   regarding
diversification
                 Balanced       4,787,838   95,767  173,593      0
                 Growth
                 Capital        3,010,942  124,413  105,877      0
                 Opportunities
                 Developing     2,152,259   92,716  101,470      0
                 Growth
                 Dividend       15,407,28  521,878  551,702      0
                 Growth                 6
                 Equally        7,334,806  462,320  309,276      0
                 Weighted S&P
                 500
                 Flexible       7,568,436  155,879  250,689      0
                 Income
                 Global Equity  3,722,505  135,834  143,324      0
                 Growth         2,719,298  213,548  106,075      0
                 Money Market   105,101,1  4,189,1  2,741,2      0
                                       68       07       53
                 Utilities      2,957,369  113,306  145,123      0
    Modify       American       10,894,47  510,202  569,800      0
  fundamental    Opportunities          5
    policy
   regarding
borrowing money
                 Balanced       4,703,665  129,074  224,459      0
                 Growth
                 Capital        3,004,737  122,220  114,276      0
                 Opportunities
                 Developing     2,148,511   92,139  105,795      0
                 Growth
                 Dividend       15,210,83  680,055  589,982      0
                 Growth                 0
                 Equally        7,261,126  544,342  300,934      0
                 Weighted S&P
                 500
                 Flexible       7,488,494  226,271  260,239      0
                 Income
                 Global Equity  3,708,960  169,498  123,203      0
                 Growth         2,725,221  217,568   96,133      0
                 Money Market   103,931,0  4,995,9  3,104,5      0
                                       06       29       93
                 Utilities      2,937,759  121,634  156,404      0
    Modify       American       10,938,72  508,176  527,577      0
  fundamental    Opportunities          2
    policy
regarding loans
                 Balanced       4,728,057  168,449  160,692      0
                 Growth
                 Capital        2,975,750  113,717  151,766      0
                 Opportunities
                 Developing     2,143,907   85,965  116,574      0
                 Growth
                 Dividend       15,283,97  665,553  531,336      0
                 Growth                 8
                 Equally        7,257,533  550,041  298,828      0
                 Weighted S&P
                 500
                 Flexible       7,465,812  239,805  269,387      0
                 Income
                 Global Equity  3,726,185  148,876  126,602      0
                 Growth         2,713,239  217,490  108,193      0
                 Money Market   104,279,9  4,835,2  2,916,3      0
                                       57       37       34
                 Utilities      2,948,331  112,596  154,870      0
    Modify       American       10,963,75  413,639  597,078      0
  fundamental    Opportunities          9
    policy
   regarding
 investment in
 commodities,
   commodity
contracts, and
    futures
   contracts
                 Balanced       4,724,345  162,527  170,325      0
                 Growth
                 Capital        2,995,586  120,446  125,200      0
                 Opportunities
                 Developing     2,152,545   78,422  115,478      0
                 Growth
                 Dividend       15,413,54  516,232  551,091      0
                 Growth                 3
                 Equally        7,351,295  506,614  248,493      0
                 Weighted S&P
                 500
                 Flexible       7,505,892  232,092  237,020      0
                 Income
                 Global Equity  3,763,099  111,490  127,073      0
                 Growth         2,719,170  223,341   96,411      0
                 Money Market   105,173,1  4,360,6  2,497,7      0
                                       07       90       31
                 Utilities      2,942,211  124,548  149,038      0
    Modify       American       11,239,18  321,443  413,853      0
  fundamental    Opportunities          0
    policy
   regarding
  issuance of
    senior
  securities
                 Balanced       4,812,468  128,622  116,108      0
                 Growth
                 Capital        3,086,474   89,184   65,575      0
                 Opportunities
                 Developing     2,244,763   45,355   56,327      0
                 Growth
                 Dividend       15,653,94  454,599  372,326      0
                 Growth                 2
                 Equally        7,546,997  427,202  132,202      0
                 Weighted S&P
                 500
                 Flexible       7,585,870  197,482  191,652      0
                 Income
                 Global Equity  3,866,548   57,547   77,566      0
                 Growth         2,815,499  184,535   38,888      0
                 Money Market   106,783,2  3,767,0  1,481,2      0
                                       62       24       41
                 Utilities      3,032,134   73,684  109,979      0

(4) Reclassify certain fundamental policies as non-fundamental policies:

                   Portfolio       For     Against  Abstain  BNV*
 Reclassify as  American        10,988,93  516,540  468,997      0
non-fundamental Opportunities           9
the fundamental
    policy
 regarding the
 short sale of
  securities
                Balanced        4,764,152  118,427  174,619      0
                Growth
                Capital         2,994,056  135,661  111,516      0
                Opportunities
                Developing      2,178,334   87,073   81,037      0
                Growth
                Dividend        15,326,20  636,625  518,038      0
                Growth                  4
                Equally         7,345,259  490,318  270,824      0
                Weighted S&P
                500
                Flexible        7,508,216  202,287  264,501      0
                Income
                Global Equity   3,760,661  114,641  126,360      0
                Growth          2,733,051  210,850   95,022      0
                Money Market    105,070,5  4,435,2  2,525,7      0
                                       22       68       37
                Utilities       2,950,210  115,259  150,327      0
 Reclassify as   Money Market   104,800,0  4,434,4  2,797,0      0
non-fundamental                        09       43       76
the fundamental
    policy
prohibiting or
   limiting
investments in
  illiquid or
  restricted
  securities

* Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.